CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and

Statement of Additional Information constituting parts of this Post-Effective

Amendment No. 13 to the registration statement on Form N-1A (the "Registration

Statement") of our reports dated January 21, 2003, relating to the financial statements and financial highlights appearing in the December 31, 2002 Annual

Reports to Shareholders of T. Rowe Price Institutional Mid-Cap Equity Growth

Fund, T. Rowe Price Institutional Large-Cap Growth Fund, T. Rowe Price

Institutional Large-Cap Value Fund, and T. Rowe Price Institutional Small-Cap

Stock Fund (comprising T. Rowe Price Institutional Equity Funds, Inc.), which are incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the

Prospectuses and under the heading "Independent Accountants" in the

Statement of Additional Information.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

April 29, 2003